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                                                                Exhibit 99.16(b)

                                    EUROFUND

                                  TOTAL RETURN

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                                                                Inception
                                                                01-30-87
                                                                ---------
Initial Investment                                              $1,000.00

Divided by Maximum Offering Price                                   10.00
                                                                ---------

Equals Shares Purchased                                            100.00

Plus Shares Acquired Through Dividend Reinvestment                    -0-
                                                                ---------

Equals Shares Held at 10/31/87                                     100.00

Multiplied by Net Asset Value at 10/31/87                            9.29
                                                                ---------

Equals Ending Value before deduction for contingent
 deferred sales charge                                          $  929.00

Deduction for deferred sales charge                                 37.16
                                                                ---------

Equals Ending Redeemable Value of a $1,000
 Investment (ERV)                                               $  891.84

Divided by $1,000 (P)                                               .8918

Subtract 1                                                         (.1082)

Expressed as a percentage equals the Aggregate Total
 Return for the Period                                             (10.82)%
                                                                ---------

ERV divided by P                                                    .8918

Raise to the power of                                              1/.751

Equals                                                              .8559

Subtract 1                                                         (.1441)

Expressed as a percentage equals the Average                       (14.41)%
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